As filed with the Securities and Exchange Commission on November 26, 1996.

                           Registration No. 333-16261

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                                AMENDMENT NO.1 TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 JEFFBANKS, INC.
             (Exact name of registrant as specified in its charter)

       Pennsylvania                        6060                  23-2189480
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

            1609 Walnut Street, Philadelphia, PA 19103 (215) 564-5040
(Address,  including ZIP code,  and telephone  number,  including  area code, of registrant's principal executive offices)

                             Betsy Z. Cohen, Esquire
                      Chairman and Chief Executive Officer
                                 JeffBanks, Inc.
                               1609 Walnut Street
                             Philadelphia, PA 19103
                                 (215) 564-5040
(Name, address,  including ZIP code, and telephone number,  including area code, of agent for service)

                                 With copies to:
  J. Baur Whittlesey, Esquire                    Lawrence Wiseman, Esquire
  Ledgewood Law Firm, P.C.                       Blank, Rome, Comisky & McCauley
  1521 Locust Street, Suite 800                  Four Penn Center Plaza
  Philadelphia, PA  19102                        Philadelphia, PA  19103
  (215) 735-0663                                 (215) 569-5549

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being registered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[]

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II.          INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.

                  Pursuant to the  Pennsylvania  Business  Corporation  Law, the
Bylaws of each of JBI and UVB provide that a director is not personally liable, as such, for monetary damages for any act taken, or any failure to take action, unless (a) the director has breached or failed to perform the duties of his office and (b) the breach or failure constitutes self-dealing, willful misconduct or recklessness. The Bylaw provision of each of JBI and UVB does not eliminate the personal monetary liability of a director where such director is responsible or liable pursuant to any criminal statute or for the payment of taxes.

                  Pursuant to their respective Bylaws, each of JBI and UVB is required to indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer.

Item 21.          Exhibits and Financial Statement Schedules.

         a.       Exhibits


                  5.       Opinion  of  Ledgewood  Law  Firm,  P.C.,  as to  the
                           legality   of   the   securities   being   registered
                           (including consent).

                  8. Opinion of Blank, Rome, Comisky & McCauley as to federal tax matters (including consent)

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                 23. (d)   Consent of Ledgewood Law Firm, P.C. (included in
                           Exhibit 5).
                     (e) Consent of Blank, Rome, Comisky & McCauley (included in Exhibit 8).

                 99. (a)(i)Form of Proxy for JBI.
                       (ii)Form of Proxy for UVB.

         b.       Financial Statement Schedules.

                           Inapplicable.


Item 23.          Undertakings.

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10
(a)(3) of the Securities Act of 1933;


            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%

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



change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) to include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         4. The registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (2) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         5. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in

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documents filed subsequent to the effective date of the  registration  statement through the date of responding to the request.

         6. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on November 26, 1996.


                                            JEFFBANKS, INC.



                                By:/s/Betsy Z. Cohen
                                   -------------------------------------
                                   Betsy Z. Cohen, Chairman of the Board
                                   and Chief Executive Officer


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




BETSY Z. COHEN, Chairman of
 the Board, Chief Executive
 Officer and Director
 (Chief Executive Officer)

EDWARD E. COHEN, Chairman
 of the Executive Committee
 and Director

PAUL FRENKIEL, Senior Vice
 President - Finance, Chief
 Financial Officer and
 Treasurer (Chief Financial
 and Accounting Officer)

WILLIAM H. LAMB
Secretary and Director

JAMES R. SIBEL, Chief Credit
 Officer and Director

HARMON S. SPOLAN, President
 and Director

HERSH KOZLOV, Director

P. SHERRILL NEFF, Director

WILLIAM D. WHITE, Director

By:/s/Betsy Z. Cohen
   ----------------------------------
     Betsy Z. Cohen, AS Attorney-in-fact for each such person pursuant to power of attorney heretofor filed as part of this Initial Registration Statement

Dated: November 26, 1996

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